Exhibit 99.1

News Release

Enbridge Energy Partners, L.P. Reports Earnings for Fourth Quarter 2016

HOUSTON — (February 16, 2017) – Enbridge Energy Partners, L.P. (NYSE: EEP) (“Enbridge Partners” or “the Partnership”) reports fourth quarter net income and cash provided by operating activities of $80.3 million and $454.6 million, respectively.

Enbridge Partners reports fourth quarter adjusted EBITDA and distributable cash flow (“DCF”) of $468.8 million and $220.9 million, respectively.(1)

2016 HIGHLIGHTS

•	Full-year Lakehead pipeline system deliveries on average increased 11 percent when compared to 2015.

•	Reports full-year net loss and cash provided by operating activities of $162.4 million and $1,415.7 million, respectively

•	Reports full-year adjusted EBITDA and DCF of $1,881.1 million and $942.8 million, respectively.(1)

•	Recently closed acquisition of an effective 27.6 percent interest in the Bakken Pipeline System; anticipated joint funding arrangement with sponsor expected to enhance the Partnership’s financing flexibility.

As the Partnership and its sponsor, Enbridge Inc. ("Enbridge"), have previously announced, a strategic review of EEP is ongoing with the objectives of improving EEP's financial position and future outlook. The review is expected to continue into the second quarter of 2017.

(1) See Non-GAAP Reconciliations section below for additional informational about these measures.

The Partnership’s key financial results for the three and twelve months ended December 31, 2016, compared to the same period in 2015, were as follows:

	Three months ended		Twelve months ended
	December 31,		December 31,
(unaudited; in millions, except per unit amounts)	2016	2015	2016	2015
Net income (loss)(1)	$80.3	$6.9	$(162.4)	$132.0
Net income (loss) per unit (in dollars per unit)	0.08	(0.14)	(1.08)	(0.25)
Adjusted EBITDA(2)	468.8	450.7	1,881.1	1,766.0
Adjusted net income(1)	103.7	96.9	442.4	497.6
Adjusted net income per unit (in dollars per unit)	0.14	0.11	0.62	0.80

(1)	Net income and adjusted net income attributable to general and limited partner ownership interests in Enbridge Partners.
(2)	Includes non-controlling interest.

1

Adjusted net income and adjusted EBITDA for the three and twelve months ended December 31, 2016, as reported above, eliminate the effect of: (a) non-cash, mark-to-market net gains and losses; (b) asset impairment; and other adjustments. Refer to the Non-GAAP Reconciliations section below for additional details.

Net income for the fourth quarter of 2016 increased $73.4 million over the same period from the prior year predominately due to an asset impairment of $62.5 million on the Berthold rail facility during the fourth quarter of 2015. There was no similar impairment during the current period. Adjusted net income of $103.7 million for the fourth quarter of 2016 was $6.8 million higher than the same period from the prior year. Higher earnings in the liquids segment were predominately due to an increase in Lakehead system deliveries attributable to projects placed into service during 2016. Higher liquids segment earnings were partially offset by lower earnings in the natural gas segment due to lower natural gas and NGL system volumes.

During the fourth quarter, the Partnership attributed approximately $22.5 million of earnings to its outstanding Series 1 Preferred units. This amount is deducted from net income to arrive at the amount of net income attributable to the general and limited partners. Preferred distributions are accrued at an annual rate of 7.5 percent.

COMPARATIVE EARNINGS STATEMENT	Three months ended		Twelve months ended
	December 31,		December 31,
(unaudited; in millions except per unit amounts)	2016	2015	2016	2015
Operating revenues	$1,250.8	$1,136.7	$4,481.9	$5,146.1
Operating expenses:
Commodity cost	548.0	400.5	1,659.1	2,372.9
Environmental costs, net of recoveries	(6.1)	2.0	2.2	3.1
Operating and administrative	214.5	266.4	866.5	971.3
Power	70.6	67.1	277.4	259.5
Depreciation and amortization	146.5	141.4	580.9	536.2
Goodwill impairment	-	-	-	246.7
Asset impairment	-	62.5	767.7	74.8
Operating income	277.3	196.8	328.1	681.6
Interest expense, net	(118.8)	(107.5)	(445.5)	(322.0)
Allowance for equity used during construction	9.8	16.3	45.5	70.3
Other income	8.6	8.6	31.5	29.3
Income (loss) before income tax (expense) benefit	176.9	114.2	(40.4)	459.2
Income tax (expense) benefit	6.3	(1.7)	(0.9)	(4.9)
Net income (loss)	183.2	112.5	(41.3)	454.3
Less: Net income attributable to:
Noncontrolling interest	79.2	82.0	26.4	221.1
Series 1 preferred unit distributions	22.5	22.5	90.0	90.0
Accretion of discount on Series 1 preferred units	1.2	1.1	4.7	11.2
Net income (loss) attributable to general and limited partner
ownership interests in Enbridge Energy Partners, L.P.	$80.3	$6.9	$(162.4)	$132.0
Less: Allocations to general partner	56.0	54.3	214.1	216.8
Net income (loss) allocable to common units and i-units	$24.3	$(47.4)	$(376.5)	$(84.8)
Weighted average common units and i-units (basic and diluted)	351.0	342.6	348.0	339.1
Net income (loss) per common unit and i-unit (basic and diluted)	$0.08	$(0.14)	$(1.08)	$(0.25)

COMPARISON OF QUARTERLY RESULTS

Following are explanations for significant changes in the Partnership’s financial results, comparing the three and twelve months ended December 31, 2016 with the same period of 2015. The comparison refers to operating income and adjusted operating income. Adjusted operating income excludes the effect of certain non-cash and other items that we believe are not indicative of our core operating results (see Non-GAAP Reconciliations section below).

2

	Three months ended		Twelve months ended
Operating Income (Loss)	December 31,		December 31,
(unaudited; in millions)	2016	2015	2016	2015
Liquids	$311.7	$199.1	$490.8	$994.0
Natural Gas	(30.1)	1.2	(149.0)	(298.0)
Corporate	(4.3)	(3.5)	(13.7)	(14.4)
Operating income	$277.3	$196.8	$328.1	$681.6

	Three months ended		Twelve months ended
Adjusted Operating Income (Loss)	December 31,		December 31,
(unaudited; in millions)	2016	2015	2016	2015
Liquids	$311.9	$282.7	$1,257.2	$1,120.8
Natural Gas	(3.7)	5.0	(20.4)	24.6
Corporate	(4.3)	(3.5)	(13.7)	(14.4)
Adjusted operating income	$303.9	$284.2	$1,223.1	$1,131.0

Liquids – Fourth quarter operating results for the Liquids segment increased $112.6 million to $311.7 million over the comparable period in 2015. Fourth quarter 2015 operating results included an asset impairment of $62.5 million of the Berthold rail facility and costs associated with the Line 2 hydrotest. No similar impairment or hydrotest expenses occurred in the current period. Current period segment operating results also benefitted from higher revenues attributable to higher Lakehead system deliveries as a result of new projects placed into service, and a decrease in operating and administrative expenses. Higher revenues were partially offset by increased depreciation expense over the same period from prior year due to new assets placed into service.

Fourth quarter adjusted operating income for the Liquids segment increased $29.2 million to $311.9 million over the comparable period in 2015. Revenues from our liquids pipeline systems increased due to higher Lakehead system deliveries as a result of new projects placed into service and a decrease in operating and administrative expenses. Higher revenues were partially offset by increased depreciation expense over the same period from prior year due to new assets placed into service.

	Three months ended		Twelve months ended
Liquids Systems Volumes	December 31,		December 31,
(thousand barrels per day)	2016	2015	2016	2015
Lakehead	2,624	2,388	2,574	2,315
Mid-Continent	153	213	188	212
North Dakota	364	375	378	353
Total	3,141	2,976	3,140	2,880

Natural Gas – Fourth quarter operating results for the Natural Gas segment decreased $31.3 million over the comparable period in 2015, primarily attributable to increased non-cash unrealized mark-to-market losses in the current period compared to the same period of 2015. The decrease in segment operating results was also attributable to lower natural gas and NGL system volumes, and was partially offset by reductions in operating and administrative expenses from enacted cost reduction measures.

Fourth quarter adjusted operating results for the Natural Gas segment decreased $8.7 million over the comparable period in 2015. The decrease in segment adjusted operating results was predominantly attributable to lower natural gas and NGL system volumes. Lower system volumes were primarily attributable to the continued low commodity price environment, which has resulted in reductions in drilling activity from producers in the areas in which we operate. The decrease in adjusted segment operating results was partially offset by reductions in operating and administrative expenses from enacted cost reduction measures.

3

	Three months ended		Twelve months ended
Natural Gas Throughput	December 31,		December 31,
(MMBtu per day)	2016	2015	2016	2015
East Texas	843,000	915,000	904,000	964,000
Anadarko	570,000	707,000	616,000	773,000
North Texas	182,000	239,000	197,000	265,000
Total	1,595,000	1,861,000	1,717,000	2,002,000

	Three months ended		Twelve months ended
NGL Production	December 31,		December 31,
(Barrels per day)	2016	2015	2016	2015
Total System Production	62,621	79,064	68,843	81,632

NON-GAAP RECONCILIATIONS

Adjusted net income for the Partnership and adjusted operating income for the principal business segments are provided to illustrate trends in income excluding non-cash unrealized derivative fair value losses and gains and other items that we believe are not indicative of our core operating results. The derivative non-cash losses and gains result from marking to market certain financial derivatives used by the Partnership for hedging purposes that do not qualify for hedge accounting treatment in accordance with the authoritative accounting guidance as prescribed under generally accepted accounting principles in the United States. Non-GAAP measures no longer include make-up rights and option premium amortization adjustments. These changes were made on a prospective basis beginning with the second quarter of 2016 and are not material for historical periods presented.

	Three months ended		Twelve months ended
Adjusted Net Income	December 31,		December 31,
(unaudited; in millions except per unit amounts)	2016	2015	2016	2015
Net income (loss) attributable to general and limited partner ownership interests in Enbridge Energy Partners, L.P.	$80.3	$6.9	$(162.4)	$132.0
Noncash derivative fair value losses (gains)
-Liquids	1.7	4.4	8.7	15.5
-Natural Gas	18.8	3.7	85.4	43.2
-Corporate	3.1	2.2	6.5	(22.5)
Accretion of discount on Series 1 preferred units	1.2	1.1	4.7	11.2
Make-up rights adjustment	-	(0.2)	1.0	(6.0)
Line 2 hydrotest expenses, net of recoveries	(0.5)	17.0	(10.8)	54.1
Line 6A and 6B incident expenses, net of recoveries	(8.0)	-	(2.0)	-
Option premium amortization	-	(0.7)	0.9	(4.9)
Loss on sale of non-core assets and severance	-	-	2.2	2.4
Loss on natural gas contracts assignment	-	-	-	7.9
Sandpiper costs	1.9	-	5.6	-
Asset impairment	-	62.5	497.4	71.9
Goodwill impairment	-	-	-	192.8
Severance costs	5.2	-	5.2	-
Adjusted net income	103.7	96.9	442.4	497.6
Less: Allocations to general partner	56.5	56.1	226.2	224.1
Adjusted net income allocable to common units and i-units	$47.2	$40.8	$216.2	$273.5
Weighted average common units and i-units outstanding	351.0	342.6	348.0	339.1
Adjusted net income per common unit and i-unit (in dollars per unit)	$0.14	$0.11	$0.62	$0.80

4

	Three months ended		Twelve months ended
Liquids	December 31,		December 31,
(unaudited; in millions)	2016	2015	2016	2015
Operating income	$311.7	$199.1	$490.8	$994.0
Noncash derivative fair value losses	1.7	4.4	8.7	15.5
Make-up rights adjustment	-	(0.3)	0.9	(5.3)
Line 2 hydrotest expenses, net of recoveries	(0.5)	17.0	(10.8)	54.1
Line 6A and 6B incident expenses, net of recoveries	(8.0)	-	(2.0)	-
Sandpiper costs	3.1	-	9.0	-
Asset impairment	-	62.5	756.7	62.5
Severance costs	3.9	-	3.9	-
Adjusted operating income	$311.9	$282.7	$1,257.2	$1,120.8

	Three months ended		Twelve months ended
Natural Gas	December 31,		December 31,
(unaudited; in millions)	2016	2015	2016	2015
Operating income (loss)	$(30.1)	$1.2	$(149.0)	$(298.0)
Noncash derivative fair value losses	24.6	4.8	112.1	56.7
Option premium amortization	-	(1.0)	1.2	(6.6)
Loss on sale of non-core assets and severance	-	-	2.9	3.2
Loss on natural gas contracts assignment	-	-	-	10.3
Asset impairment	-	-	10.6	12.3
Goodwill impairment	-	-	-	246.7
Severance costs	1.8	-	1.8	-
Adjusted operating income (loss)	$(3.7)	$5.0	$(20.4)	$24.6

ADJUSTED EBITDA AND DISTRIBUTABLE CASH FLOW

Adjusted EBITDA (adjusted earnings before interest, taxes, depreciation and amortization) is used as a supplemental financial measurement to manage the performance of the entity. Distributable cash flow is used as a supplemental financial measurement to assess liquidity and the ability to generate cash sufficient to pay interest costs and make cash distributions to unitholders. The following reconciliations of net income (loss) to adjusted EBITDA and net cash provided by (used in) operating activities to distributable cash flow are provided because adjusted EBITDA and distributable cash flow are not financial measures recognized under generally accepted accounting principles.

5

	Three months ended		Twelve months ended
Adjusted EBITDA	December 31,		December 31,
(unaudited; in millions)	2016	2015	2016	2015
Net income (loss) attributable to general and limited partner ownership interests in Enbridge Energy Partners, L.P.	$80.3	$6.9	$(162.4)	$132.0
Depreciation and amortization	146.5	141.4	580.9	536.2
Interest expense, net	118.8	107.5	445.5	322.0
Income tax (benefit) expense	(6.3)	1.7	0.9	4.9
Net income attributable to noncontrolling interest	79.2	82.0	26.4	221.1
Series 1 preferred unit distributions	22.5	22.5	90.0	90.0
Noncash derivative fair value losses	26.3	9.2	120.8	72.2
Accretion of discount on Series 1 preferred units	1.2	1.1	4.7	11.2
Make-up rights adjustment	-	(0.1)	1.0	(6.1)
Line 2 hydrotest expenses, net of recoveries	(0.5)	17.0	(10.8)	54.1
Line 6A and 6B incident expenses, net of recoveries	(8.0)	-	(2.0)	-
Option premium amortization	-	(1.0)	1.2	(6.6)
Loss on sale of non-core assets and severance	-	-	2.9	3.2
Loss on natural gas contracts assignment	-	-	-	10.3
Sandpiper costs	3.1	-	9.0	-
Asset impairment	-	62.5	767.3	74.8
Goodwill impairment	-	-	-	246.7
Severance costs	5.7	-	5.7	-
Adjusted EBITDA	$468.8	$450.7	$1,881.1	$1,766.0

	Three months ended		Twelve months ended
Distributable Cash Flow	December 31,		December 31,
(unaudited; in millions)	2016	2015	2016	2015
Net cash provided by (used in) operating activities	$454.6	$(23.5)	$1,415.7	$1,030.8
Changes in operating assets and liabilities, net of cash acquired	(108.1)	30.8	12.6	(28.9)
Allowance for equity used during construction	9.8	16.3	45.5	70.3
Option premium amortization	-	(1.0)	1.2	(6.6)
Line 2 hydrotest expenses, net of recoveries	(0.5)	17.0	(10.8)	54.1
Distributions in excess of equity earnings	(0.1)	0.9	5.6	5.8
Maintenance capital expenditures	(19.7)	(21.1)	(55.2)	(73.8)
Non-controlling interests	(122.0)	(115.2)	(467.4)	(406.2)
Distribution support agreement(1)	(3.5)	-	(7.3)	-
Settlement of pre-issuance interest swaps	-	314.7	-	314.7
Other	10.4	(4.4)	2.9	(11.6)
Distributable cash flow	$220.9	$214.5	$942.8	$948.6

(1)	Distribution agreement in place with MEP to support 1.0x coverage of the then declared distribution with a term through 2017, and no requirement for MEP to reimburse EEP for adjusted distributions.

About Enbridge Energy Partners, L.P.

Enbridge Energy Partners, L.P. owns and operates a diversified portfolio of crude oil and, through its interests in Midcoast Energy Partners, L.P. (“Midcoast Partners”) (NYSE: MEP), natural gas transportation systems in the United States. Its principal crude oil system is the largest pipeline transporter of growing oil production from western Canada and the North Dakota Bakken formation. The system's deliveries to refining centers and connected carriers in the United States account for approximately 23 percent of total U.S. oil imports. Midcoast Partners’ natural gas gathering, treating, processing and transmission assets, which are principally located onshore in the active U.S. Mid-Continent and Gulf Coast areas, deliver approximately 1.5 billion cubic feet of natural gas daily.

6

About Enbridge Energy Management, L.L.C.

Enbridge Management manages the business and affairs of the Partnership, and its sole asset is an approximate 17 percent limited partner interest in Enbridge Partners. Enbridge Energy Company, Inc., an indirect wholly owned subsidiary of Enbridge Inc. of Calgary, Alberta, Canada (NYSE: ENB) (TSX: ENB) is the general partner of Enbridge Partners and holds an approximate 42 percent interest in Enbridge Partners together with all of the outstanding preferred units and Class B, D and E units in Enbridge Partners. Enbridge Management is the delegate of the general partner of Enbridge Partners.

Forward-Looking Statements

This news release includes forward-looking statements, which are statements that frequently use words such as "anticipate," "believe," "consider," "continue," "could," "estimate," "evaluate," "expect," "explore," "forecast," "intend," "may," "opportunity," "plan," "position," "projection," "should," "strategy," "target," "will" and similar words. Although we believe that such forward-looking statements are reasonable based on currently available information, such statements involve risks, uncertainties and assumptions and are not guarantees of performance. Future actions, conditions or events and future results of operations may differ materially from those expressed in these forward-looking statements. Any forward-looking statement made by us in this release speaks only as of the date on which it is made, and we undertake no obligation to publicly update any forward-looking statement. Many of the factors that will determine these results are beyond our ability to control or predict. Specific factors that could cause actual results to differ from those in the forward-looking statements include: (1) changes in the demand for the supply of, forecast data for, and price trends related to crude oil, liquid petroleum, natural gas and NGLs, including the rate of development of the Alberta Oil Sands; (2) our ability to successfully complete and finance expansion projects; (3) the effects of competition, in particular, by other pipeline systems; (4) shut-downs or cutbacks at our facilities or refineries, petrochemical plants, utilities or other businesses for which we transport products or to whom we sell products; (5) hazards and operating risks that may not be covered fully by insurance, including those related to Line 6B and any additional fines and penalties and injunctive relief assessed in connection with the crude oil release on that line; (6) costs in connection with complying with the settlement consent decree related to Line 6B and Line 6A, which is still subject to court approval, or the failure to receive court approval of, or material modifications to, such decree; (7) changes in or challenges to our tariff rates; (8) changes in laws or regulations to which we are subject, including compliance with environmental and operational safety regulations that may increase costs of system integrity testing and maintenance; and (9) permitting at federal, state and local level or renewals of rights of way.

Forward-looking statements regarding sponsor support transactions or sales of assets (to Enbridge or otherwise) are further qualified by the fact that Enbridge is under no obligation to provide additional sponsor support and neither Enbridge nor any third party is under any obligation to offer to buy or sell us assets, and we are under no obligation to buy or sell any such assets. As a result, we do not know when or if any such transactions will occur. Any statements regarding sponsor expectations or intentions are based on information communicated to us by Enbridge, but there can be no assurance that these expectations or intentions will not change in the future.

“Enbridge” refers collectively to Enbridge Inc. and its subsidiaries other than the Partnership and our subsidiaries.

Except to the extent required by law, we assume no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Reference should also be made to the Partnership’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including its most recently filed Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q or current reports on Form 8-K for additional factors that may affect results. These filings are available to the public over the Internet at the SEC’s website (www.sec.gov) and at the Partnership’s website.

Tax Notification

This release serves as qualified notice to nominees as provided for under Treasury Regulation Section 1.1446-4(b)(4) and (d). Please note that 100 percent of Enbridge Energy Partners, L.P.’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, all of Enbridge Energy Partners, L.P.’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate for individuals or corporations, as applicable. Nominees, and not Enbridge Energy Partners, L.P., are treated as withholding agents responsible for withholding distributions received by them on behalf of foreign investors.

7

FOR FURTHER INFORMATION PLEASE CONTACT

Investor Relations Contact:	Media Contact:

Sanjay Lad, CFA	Michael Barnes

Toll-free: (866) EEP INFO or (866) 337-4636	Toll-free: (877) 496-8142

E-mail: eep@enbridge.com	E-mail: usmedia@enbridge.com

Website: www.enbridgepartners.com

# # #

8